                                                                     EXHIBIT 28H

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1997-U
                                 June 12, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-U Supplement dated as of October 1, 1997 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the June 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.  The total amount of the distribution to Class A Adjusted Certificateholders on the Payment
         Date per $1,000 interest.                                                                            $         5.716

     2.  The amount of the distribution set forth in paragraph 1 above in respect of principal on
         the Class A Adjusted Certificates, per $1,000 interest                                               $         0.000

     3.  The amount of the distribution set forth in paragraph 1 above in respect of interest on
         the Class A Adjusted Certificates, per $1,000 interest                                               $         5.716

B. Information Regarding the Performance of the Trust

     1.  Collections of Receivables
     -----------------------------

     a.  The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Investor
         Certificates of all Series                                                                           $323,046,332.32

     b.  The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Series
         1997-U Certificates                                                                                  $  8,792,004.22

     c.  The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Class A
         Certificates                                                                                         $  7,693,003.67

     d.  The amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Class A Adjusted
         Certificates, per $1,000 interest                                                                    $        19.233

     e.  The amount of Excess Spread for the Due Period with respect to the current Distribution
         Date                                                                                                 $  3,002,504.03

     f.  The amount of Reallocated Principal Collections for the Due Period with respect to the
         current Distribution Date allocated in respect of the Class A Certificates                           $          0.00

     g.  The amount of Excess Finance Charge Collections allocated in respect of the Series 1997-U
         Certificates, if any                                                                                 $          0.00

                                                                   Series 1997-U

     h.  The amount of Excess Principal Collections allocated in respect of the Series 1997-U
         Certificates, if any                                                                                 $             0.00

     2.  Receivables in Trust
     ------------------------

     a.  Aggregate Principal Receivables for the Due Period with respect to the current
         Distribution Date (which reflects the Principal Receivables represented by the
         Exchangeable Seller's Certificate and by the Investor Certificates of all Series)                    $14,532,282,987.84

     b.  The amount of Principal Receivables in the Trust represented by the Series 1997-U
         Certificates (the "Adjusted Invested Amount") for the Due Period with respect to the
         current Distribution Date                                                                            $   457,142,858.00

     c.  The amount of Principal Receivables in the Trust represented by the Class A
         Certificates (the "Class A Adjusted Invested Amount") for the Due Period with respect
         to the current Distribution Date                                                                     $   400,000,000.00

     d.  The Invested Amount for the Due Period with respect to the current Distribution Date                 $   457,142,858.00

     e.  The Class A Invested Amount for the Due Period with respect to the current Distribution
         Date                                                                                                 $   400,000,000.00

     f.  The Invested Percentage with respect to Finance Charge Receivables (including
         Interchange) and Defaulted Receivables for the Series 1997-U Certificates for
         the Due Period with respect to the current Distribution Date                                                      3.146%

     g.  The Invested Percentage with respect to Principal Receivables for the Series 1997-U
         Certificates for the Due Period with respect to the current Distribution Date                                     3.146%

     h.  The Class A Floating Percentage for the Due Period with respect to the current
         Distribution Date                                                                                                87.500%

     i.  The Class A Principal Percentage for the Due Period with respect to the current
         Distribution Date                                                                                                87.500%

     j.  The Collateral Floating Percentage for the Due Period with respect to the current
         Distribution Date                                                                                                12.500%

     k.  The Collateral Principal Percentage for the Due Period with respect to the current
         Distribution Date                                                                                                12.500%

     3.  Delinquent Balances
     -----------------------

         The aggregate amount of outstanding balances in the Accounts which were 30 or more days
         delinquent as of the end of the Due Period for the current Distribution Date                         $   627,715,264.06

                                                                   Series 1997-U

4.   Investor Default Amount
----------------------------
a.   The aggregate amount of all Defaulted Receivables written off as uncollectible during the
     Due Period with respect to the current Distribution Date allocable to the Series
     1997-U Certificates (the "Investor Default Amount")

     1.  Investor Default Amount                                                                                $     3,894,870.97
     2.  Recoveries                                                                                             $       109,444.64
     3.  Net Default Receivables                                                                                $     3,785,426.33

b.  The Class A Investor Default Amount

    1.  Investor Default Amount                                                                                 $     3,408,012.09
    2.  Recoveries                                                                                              $        95,764.06
    3.  Net Default Receivables                                                                                 $     3,312,248.03

c.  The Collateral Investor Default Amount

    1.  Investor Default Amount                                                                                 $       486,858.88
    2.  Recoveries                                                                                              $        13,680.58
    3.  Net Default Receivables                                                                                 $       473,178.30

5.  Investor Charge-offs.
------------------------

a.   The amount of the Class A Adjusted Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Adjusted Investor Charge-Offs for the Due Period
     with respect to the current Distribution Date                                                              $             0.00

b.   The amount attributable to Class A Adjusted Investor Charge-Offs, if any, by which the principal balance of the Class A Adjusted Certificates exceeds the Class A Adjusted
     Invested Amount as of the end of the day on the Record Date with respect to the current
     Distribution Date                                                                                          $             0.00

c.   The amount of the Collateral Charge-Offs, if any, for the Due Period with respect
     to the current Distribution Date                                                                           $             0.00

6.  Monthly Servicing Fee
-------------------------

a.   The amount of the Monthly Servicing Fee payable from available funds by the Trust to
     the Servicer with respect to the current Distribution Date                                                 $        95,238.10

b.   The amount of the Interchange Monthly Servicing Fee payable to the Servicer
     with respect to the current Distribution Date                                                              $       476,190.48

7.   Available Cash Collateral Amount
-------------------------------------

a    The amount, if any, withdrawn from the Cash Collateral Account for the current
     Distribution Date (the "Withdrawal Amount")                                                                $             0.00

b.   The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date (the "Available Cash Collateral
     Amount" for the next Distribution Date)                                                                    $     4,571,429.00

                                                                   Series 1997-U

     c.   The amount as computed in 7.b as a percentage of the Class A Adjusted Invested Amount
          after giving effect to all reductions thereof  on the current Distribution Date                                    1.143%

     8.   Collateral Invested Amount
     -------------------------------

     a.   The Collateral Invested Amount for the current Distribution Date                                    $      57,142,858.00

     b.   The Collateral Invested Amount after giving effect to all withdrawals, deposits, and payments
          on the current Distribution Date                                                                    $      57,142,858.00

     9.   Total Enhancement
     ----------------------

     a.   The total Enhancement for the current Distribution Date                                             $      61,714,287.00

     b.   The total Enhancement after giving effect to all withdrawals, depostis and payments on the
          current Distribution Date                                                                           $      61,714,287.00

C.  The Pool Factor
-------------------

          The Pool Factor (which represents the ratio of the Class A Adjusted Invested Amount on the last day of the month ending on the Record Date adjusted for Class A Adjusted Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the
          Class A Adjusted Initial Invested Amount). The amount of a Class A Adjusted Certificateholder's pro rata share of the Class A Adjusted Invested Amount can be determined by multiplying the original
          denomination of the holder's Class A Adjusted Certificate by the Pool Factor                                100.00000000%

D.   Principal Funding Account
------------------------------

     1.   The Principal Funding Investment Proceeds deposited in the Collection Account for the current
          Distribution Date to be treated as Class A Available Funds                                          $               0.00

     2.   The Excess Principal Funding Investment Proceeds for the current
          Distribution Date                                                                                   $               0.00

     3.   The Principal Funding Account Balance as of the end of the day on the current Distribution
          Date                                                                                                $               0.00

     4.   The Deficit Controlled Accumulation Amount for the preceding Due Period                             $               0.00

E.   Reserve Account
--------------------

     1.   The Reserve Draw Amount for the current Distribution Date                                           $               0.00

     2.   The amount on deposit in the Reserve Account as of the end of the day on the current
          Distribution Date (the "Available Reserve Account Amount" for the next Distribution Date)           $               0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page



                                            First USA Bank, National Association
                                             as Servicer


                                            By: /s/ Tracie Klein
                                                --------------------------------
                                                    TRACIE KLEIN
                                            Title:  FIRST VICE PRESIDENT